Exhibit 99.5

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

Page

Independent Auditors’ Report	2
Consolidated Financial Statements:
Consolidated Balance Sheets as of December 31, 2006 and 2005	3
Consolidated Statements of Operations for the years ended December 31, 2006, 2005 and 2004	4
Consolidated Statements of Changes in Redeemable Convertible Preferred Stock, Stockholders’ Deficit and Comprehensive Income (Loss) for the years ended December 31, 2006, 2005 and 2004	5
Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004	6
Notes to Consolidated Financial Statements for the years ended December 31, 2006, 2005 and 2004	7

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Voice Signal Technologies, Inc. and Subsidiaries
Woburn, Massachusetts

We have audited the accompanying consolidated balance sheets of Voice Signal Technologies, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in redeemable convertible preferred stock, stockholders’ deficit and comprehensive income (loss), and cash flows for each of the three years in the three-year period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Voice Signal Technologies, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for the years ended December 31, 2006, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standard No. 123(R), “Share-Based Payment.”

/s/ VITALE, CATURANO & COMPANY, LTD.

May 11, 2007
Boston, Massachusetts

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
Years Ended December 31, 2006 and 2005

	2006	2005

ASSETS
Current assets:
Cash and cash equivalents	$3,982,789	$296,816
Short term investments	3,000,000	6,117,213
Accounts receivable	6,130,653	3,468,463
Prepaid expenses and other current assets	417,173	502,043
Deferred tax asset	3,624,000	3,222,000

Total current assets	17,154,615	13,606,535

Property and equipment, net	739,861	530,303

Other assets:
Intangible assets, net	2,040,516	2,331,910
Other noncurrent assets	188,051	483,087

	2,228,567	2,814,997

	$20,123,043	$16,951,835

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$926,403	$712,685
Accrued expenses and other current liabilities	966,464	981,856
License obligation, current portion	894,043	344,010
Deferred revenue, current portion	5,645,714	8,389,905
Capital lease obligation, current portion	23,259	—

Total current liabilities	8,455,883	10,428,456
License obligation, net of current portion	876,675	1,311,900
Capital lease obligation, net of current portion	15,319	—
Deferred revenue, net of current portion	1,507,810	3,555,787

Total liabilities	10,855,687	15,296,143

Commitments and contingencies (Note 8)
Redeemable convertible preferred stock:
Series C redeemable convertible preferred stock, $.001 par value; 6,383,294 shares authorized, issued and outstanding (at redemption value; liquidation preference of $12,845,467)	12,768,200	12,096,039
Series D redeemable convertible preferred stock, $.001 par value; 66,281,550 shares authorized, issued and outstanding (at redemption value; liquidation preference of $32,816,093)	19,473,944	18,263,219

Total redeemable convertible preferred stock	32,242,144	30,359,258

Stockholders’ deficit:
Series A convertible preferred stock, $.001 par value; 5,600,000 shares authorized, issued and outstanding (liquidation preference of $560,000)	5,600	5,600
Series B convertible preferred stock, $.001 par value; 1,820,000 shares authorized, issued and outstanding (liquidation preference of $699,999)	1,820	1,820
Common stock, $.001 par value; 128,000,000 shares authorized; 17,228,794 and 16,570,819 shares issued and outstanding at December 31, 2006 and 2005 respectively	17,229	16,571
Additional paid-in capital	1,795,483	1,580,759
Deferred compensation	—	(16,372)
Accumulated deficit	(24,784,382)	(30,283,740)
Accumulated other comprehensive loss	(10,538)	(8,204)

Total stockholders’ deficit	(22,974,788)	(28,703,566)

	$20,123,043	$16,951,835

See accompanying notes.

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Revenues:
Royalty	$20,374,916	$8,755,391	$5,424,352
Professional services	3,082,257	1,684,608	959,123
License	1,144,255	1,300,927	1,083,305

Total revenues	24,601,428	11,740,926	7,466,780
Cost of revenues:
Cost of revenue from amortization of intangible assets	474,350	—	—
Cost of professional services	1,350,678	1,327,682	494,574

Total cost of revenues	1,825,028	1,327,682	494,574
Gross profit	22,776,400	10,413,244	6,972,206

Operating expenses:
Research and development	6,000,678	5,351,616	4,088,227
General and administrative	5,356,430	4,293,850	2,739,078
Sales and marketing	4,214,434	4,071,809	3,131,120

	15,571,542	13,717,275	9,958,425

Income (loss) from operations	7,204,858	(3,304,031)	(2,986,219)
Interest income	144,462	206,589	44,164
Interest expense	(154,667)	(397)	—

Income (loss) before income taxes	7,194,653	(3,097,839)	(2,942,055)
Benefit for income taxes	187,591	3,210,452	—

Net income (loss)	$7,382,244	$112,613	$(2,942,055)

See accompanying notes.

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED STOCK, STOCKHOLDERS’ DEFICIT AND COMPREHENSIVE INCOME (LOSS)
Years Ended December 31, 2006, 2005 and 2004

	Series C		Series D		Series A		Series B							Accumulated
	Redeemable Convertible		Redeemable Convertible		Convertible		Convertible							Other	Total
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Deferred	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Loss	Deficit

Balance, December 31, 2003	6,383,294	$10,751,717	62,142,408	$14,923,859	5,600,000	$5,600	1,820,000	$1,820	15,950,350	$15,950	$1,511,052	$(57,334)	$(23,704,176)	$—	$(22,227,088)
Stock options exercised	—	—	—	—	—	—	—	—	537,439	538	37,782	—	—	—	38,320
Issuance of Series D redeemable convertible stock net of issuance costs of $11,530	—	—	4,139,142	933,560	—	—	—	—	—	—	—	—	—	—	—
Accretion of dividends	—	672,161	—	1,195,075	—	—	—	—	—	—	—	—	(1,867,236)	—	(1,867,236)
Issuance of nonemployee stock options	—	—	—	—	—	—	—	—	—	—	12,262	(12,262)	—	—	—
Amortization of deferred compensation	—	—	—	—	—	—	—	—	—	—	—	48,155	—	—	48,155
Net loss	—	—	—	—									(2,942,055)		(2,942,055)

Balance, December 31, 2004	6,383,294	11,423,878	66,281,550	17,052,494	5,600,000	5,600	1,820,000	1,820	16,487,789	16,488	1,561,096	(21,441)	(28,513,467)	—	(26,949,904)
Stock options exercised	—	—	—	—	—	—	—	—	83,030	83	7,390	—	—	—	7,473
Accretion of dividends	—	672,161	—	1,210,725	—	—	—	—	—	—	—	—	(1,882,886)	—	(1,882,886)
Nonemployee stock-based compensation	—	—	—	—	—	—	—	—	—	—	12,273	(12,273)	—	—	—
Amortization of deferred compensation	—	—	—	—	—	—	—	—	—	—	—	17,342	—	—	17,342
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	(8,204)	(8,204)
Net income	—	—	—	—	—	—	—	—	—	—	—	—	112,613	—	112,613

Balance, December 31, 2005	6,383,294	12,096,039	66,281,550	18,263,219	5,600,000	5,600	1,820,000	1,820	16,570,819	16,571	1,580,759	(16,372)	(30,283,740)	(8,204)	(28,703,566)
Stock options exercised	—	—	—	—	—	—	—	—	657,975	658	53,406	—	—	—	54,064
Accretion of dividends	—	672,161	—	1,210,725	—	—	—	—	—	—	—	—	(1,882,886)	—	(1,882,886)
Reclassification of deferred compensation to Additional Paid-in Capital	—	—	—	—	—	—	—	—	—	—	(16,372)	16,372	—	—	—
Issuance of nonemployee stock options	—	—	—	—	—	—	—	—	—	—	77,857	—	—	—	77,857
Employee stock-based compensation	—	—	—	—	—	—	—	—	—	—	99,833	—	—	—	99,833
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,334)	(2,334)
Net income	—	—	—	—	—	—	—	—	—	—	—	—	7,382,244	—	7,382,244

Balance, December 31, 2006	6,383,294	$12,768,200	66,281,550	$19,473,944	5,600,000	$5,600	1,820,000	$1,820	17,228,794	$17,229	$1,795,483	$—	$(24,784,382)	$(10,538)	$(22,974,788)

See accompanying notes.

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Cash flows from operating activities:
Net income (loss)	$7,382,244	$112,613	$(2,942,055)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	324,401	249,093	182,314
Amortization expense	474,350	—	—
Stock-based compensation	177,690	17,342	48,155
Deferred income taxes	(402,000)	(3,222,000)	—
Non-cash interest expense	119,307	—	—
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(2,662,190)	1,991,354	(5,165,848)
Prepaid expenses and other current assets	84,870	(359,793)	(93,340)
Other assets	292,953	(278,024)	(79,200)
Increase (decrease) in:
Accounts payable	76,076	6,999	390,151
Accrued expenses and other current liabilities	(15,392)	33,198	670,900
Deferred revenue	(4,792,168)	7,037,410	3,088,298

Net cash provided by (used in) operating activities	1,060,141	5,588,192	(3,900,625)

Cash flows from investing activities:
Redemption of short term investment	3,117,213	—	—
Purchase of short term investment	—	(6,117,213)	—
Acquisitions of property and equipment	(485,278)	(463,924)	(161,207)
Acquisition of patent license	(47,730)	—	—
Payments on data license	—	(676,000)	—

Net cash provided by (used in) investing activities	2,584,205	(7,257,137)	(161,207)

Cash flows from financing activities:
Proceeds from exercising stock options	54,064	7,473	38,320
Proceeds from issuance of preferred stock	—	—	933,560
Payments on loan obligations	(13,077)	—	—

Net cash provided by financing activities	40,987	7,473	971,880

Effect of change in exchange rates on cash	640	(811)	—

Net increase (decrease) in cash and cash equivalents	3,685,973	(1,662,283)	(3,089,952)
Cash and cash equivalents, beginning of year	296,816	1,959,099	5,049,051

Cash and cash equivalents, end of year	$3,982,789	$296,816	$1,959,099

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$154,667	$397	$—

Income taxes	$168,418	$—	$—

Supplemental disclosures of noncash investing and financing activities:
Accounts payable incurred to acquire patent	$135,226	$—	$—

Capital lease obligation assumed in acquisition of property and leased equipment	$51,665	$—	$—

Accretion of Series C Preferred Stock dividends	$672,161	$672,161	$672,161

Accretion of Series D Preferred Stock dividends	$1,210,725	$1,210,725	$1,195,075

Obligation assumed in acquisition of data license	$—	$1,655,910	$—

See accompanying notes.

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004

1.	Nature of Organization

Voice Signal Technologies, Inc. and Subsidiaries (VoiceSignal or the Company) consists of Voice Signal Technologies, Inc., a Delaware corporation and four wholly-owned subsidiaries. The Company is a privately held corporation based in Woburn, Massachusetts. Its subsidiaries consist of Voice Signal Technologies OY, which is located in Finland, and VoiceSignal KK, which is located in Japan, both foreign corporations, as well as Voice Signal Korea, Inc., located in Korea, and Voice Signal International, Inc., located in China and England, both Massachusetts corporations.

VoiceSignal develops state-of-the-art small footprint, highly accurate, speech solutions for use on wireless mobile devices. VoiceSignal licenses its solutions to original equipment manufacturers (OEMs) of mobile information devices (phones, handhelds) and directly to consumers of mobile devices.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements reflect the consolidated results of Voice Signal Technologies, Inc. and Subsidiaries for the years ended December 31, 2006, 2005 and 2004. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers short-term investments with original maturity dates of three months or less at the date of purchase to be cash equivalents. The Company’s cash equivalents as of December 31, 2006 and 2005 primarily consisted of funds deposited at financial institutions within the United States.

Short-Term Investments

As of December 31, 2006 and 2005, the Company’s short-term investments include certificates of deposits held with a financial institution. The certificate of deposit at December 31, 2006 matures during 2007. The certificate of deposit that was recorded at December 31, 2005 matured in 2006. At December 31, 2005, the amount recorded on the accompanying consolidated balance sheets includes interest receivable of approximately $17,000.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Allowances for doubtful accounts are provided for those outstanding balances considered to be uncollectible based upon management’s evaluation of the outstanding balances at year end. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts. The Company has determined all amounts outstanding to be collectible and has not recorded an allowance for the years ended December 31, 2006 and 2005.

Property and Equipment

Property and equipment are recorded at cost. Major replacements and improvements are capitalized, while general repairs and maintenance are charged to expense as incurred. The Company provides for

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004 — (Continued)

depreciation using the straight-line method, beginning in the middle of the quarter the asset is placed in service, over the estimated useful lives of the assets as follows:

Computers equipment and software	3 years
Furniture and fixtures	5 years
Equipment	5 years
Leasehold improvements	Lesser of useful life or life of the lease

Revenue Recognition

In accordance with the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) No. 97-2, Software Revenue Recognition, as amended by SOP No. 98-9, Software Revenue Recognition, With Respect to Certain Transactions, revenue from sales of software products is recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, no significant Company obligations with regard to the product’s functionality remain, the fee is fixed or determinable and collectibility is probable. Substantially all of the Company’s revenues are derived from multiple element arrangements that include royalty fees, professional services, and licenses fees. The Company has not established vendor specific objective evidence (VSOE) for the fair values of the individual elements in its multiple element contracts. For those arrangements that require customers to make large initial payments under multiple element contracts, the Company recognizes the revenue from the initial payments ratably over the period the Company expects to provide services, which is either the term of the respective agreement or the units shipped, provided the agreement specifies a fixed number of units. Additional payments received from customers during the term of the contracts for professional services or royalties are recognized as the services are provided or units are shipped to the customer, provided all other elements are delivered.

Deferred Costs of Professional Services

The commissions’ expense incurred in its multiple element arrangements are deferred and expensed ratably as the related revenue is recognized either over the term of the contract or as the units shipped. As of December 31, 2006, 2005 and 2004, these deferred costs totaled approximately $348,000, $774,000 and $183,000, respectively, and are included in prepaid expenses and other current assets and other noncurrent assets in the accompanying balance sheets.

Income Taxes

The Company accounts for income taxes utilizing the asset and liability method as prescribed by SFAS No. 109, Accounting for Income Taxes. Under the provisions of SFAS No. 109, the current or deferred tax consequences of a transaction are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable currently or in future years. The classification of net current and noncurrent deferred tax assets or liabilities depend upon the nature of the related asset or liability. Deferred income taxes are provided for temporary differences between the income tax basis of assets and liabilities and their carrying amounts for financial reporting purposes. In addition, deferred taxes are recognized for operating losses that are available to offset future taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Research and Software Development Costs

Research and development expenditures incurred in the development of software products and enhancements to existing software products are expensed to operations as incurred until the point the Company establishes technological feasibility in accordance with Statement of Financial Accounting Standards (SFAS)

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004 — (Continued)

No. 86, Accounting for Software to be Sold, Licensed or Otherwise Marketed to Others (SFAS No. 86). Technical feasibility is established upon the completion of a working model or a detailed program design as defined by SFAS No. 86. Costs incurred by the Company between establishment of technological feasibility and the point at which the product is ready for general release are capitalized, subject to their recoverability, in accordance with SFAS No. 86 and amortized over the economic life of the related product. The Company has not capitalized any software development costs as of the balance sheet date as the costs eligible for capitalization are immaterial.

Stock-Based Compensation

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123 (revised 2004), Share Based Payment, or SFAS No. 123(R), which is a revision of Statement No. 123 (“SFAS 123”) Accounting for Stock Based Compensation. SFAS No. 123(R) supersedes Accounting Principles Board (“APB”) No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95 Statement of Cash Flows. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options and modifications to existing stock options, to be recognized in the income statement based on their fair values. The Company adopted SFAS No. 123(R) using the prospective transition method. As such, the Company will continue to apply APB No. 25 in future periods to equity awards outstanding at the date of SFAS No. 123(R)’s adoption that were measured using the minimum value method. Pro forma disclosure is no longer an alternative. The Company is currently evaluating the impact the adoption of SFAS No. 123(R) will have on the Company’s operating results for periods after December 31, 2006, but the impact of adoption of SFAS No. 123(R) cannot be predicted with certainty as it is principally a function of the number of options to be granted in the future, the share price on the date of the grant, the expected life of the award, and volatility and estimated forfeitures. The adoption of SFAS No. 123(R) will have no effect on our financial position or cash flow for any period.

Prior to January 1, 2006, the Company applied Accounting Principles Board APB Opinion No. 25, Accounting for Stock Issued to Employees in accounting for its stock incentive plan and accordingly, compensation cost was recognized for its stock options in the financial statements when the exercise price was below the fair market value. During the years ended December 31, 2005 and 2004, approximately $17,000 and $48,000, respectively, were recorded under the intrinsic value based method for options granted to consultants (Note 12). Had the Company determined compensation cost in all periods based on the fair value at the grant date for its stock options under SFAS No. 123R, the Company’s net income (loss) and net income (loss) per common equivalent share for the years ended December 31, 2005 and 2004 would have been increased to the pro forma amounts indicated below:

	2005
	Net Income		Net Income
	(Loss)		(Loss)
	Applicable		Applicable
	to		to
	Common	Basic	Common	Diluted
	Stockholders	Earnings	Stockholders	Earnings
	(Basic)	Per Share	(Diluted)	Per Share

As reported	$(1,770,273)	$(0.11)	$112,613	$(0.11)
Add — stock-based compensation expense included in reported net income (loss)	17,342	(0.00)	17,342	(0.00)
Less — stock-based compensation expense determined under fair value method	(168,608)	(0.01)	(168,608)	(0.00)

Pro forma	(1,921,539)	$(0.12)	$(38,653)	$(0.11)

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004 — (Continued)

	2004
	Net Income		Net Income
	(Loss)		(Loss)
	Applicable		Applicable
	to		to
	Common	Basic	Common	Diluted
	Stockholders	Earnings	Stockholders	Earnings
	(Basic)	Per Share	(Diluted)	Per Share

As reported	$(4,809,291)	$(0.30)	$(2,942,052)	$(0.30)
Add — stock-based compensation expense included in reported net loss	48,155	(0.00)	171,243	(0.00)
Less — stock-based compensation expense determined under fair value method	(219,398)	(0.01)	(171,243)	(0.00)

Pro forma	(4,980,534)	$(0.31)	$(2,942,052)	$(0.30)

For the years ending December 31, the fair value of each stock option is estimated on the date of the grant using the Black-Scholes option-pricing model with the following range of assumptions:

	2006	2005	2004

Assumptions:
Risk-free interest rate	4.66-5.19%	3.70-4.74%	3.89-4.61%
Expected dividend yield	0%	0%	0%
Volatility factor	68-77%	0%	0%
Expected life of option	4.84-6.11 years	10 years	10 years

In accordance with SFAS No. 123(R), the Company will recognize the compensation cost of share-based awards issued after January 1, 2006, on a straight-line basis over the vesting period of the award. The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. The Company does not have a history of market prices of the common stock as it is not a public company, and as such volatility is estimated in accordance with Staff Accounting Bulletin No. 107 (“SAB No. 107”) using historical volatilities of similar public entities. The expected life of the awards is estimated based on the simplified method, as defined in SAB No. 107. The risk-free interest rate assumption is based on observed interest rates appropriate for the terms of our awards. The dividend yield assumption is based on history and expectation of paying no dividends. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock-based compensation expense recognized in the financial statements in 2006 and thereafter is based on awards that are ultimately expected to vest.

The weighted-average fair value of stock options granted during the years ended December 31, 2006, 2005 and 2004 under the Black-Scholes option pricing model were $0.93, $0.09 and $0.09 per share, respectively. For the year ended December 31, 2006, the Company recorded stock-based compensation expense of $99,833 in connection with share-based payment awards. The following table presents stock-based compensation expense included in the accompanying consolidated statements of income:

Research and development	$25,210
General and administrative	59,335
Sales and marketing	15,288

Total stock-based compensation expense	$99,833

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004 — (Continued)

As of December 31, 2006, there was approximately $421,000 of unrecognized compensation expense related to non-vested stock option awards that is expected to be recognized over a weighted-average period of 3.21 years.

Foreign Currency Translation

The functional currency of the Company’s foreign subsidiary is the local currency. Assets and liabilities of foreign subsidiaries are translated at the rates in effect at the balance sheet date, while stockholders’ equity (deficit) is translated at historical rates. Statements of operations and cash flow amounts are translated at the average rate for the period. Translation adjustments are included as a component of accumulated other comprehensive loss. Foreign currency gains and losses arising from transactions are reflected in the income (loss) from operations and were not significant during the years ended December 31, 2006, 2005 and 2004.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk and Significant Customers

The Company maintains its cash and cash equivalents in bank deposit accounts, which at times may exceed federally insured limits. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents. For the years ended December 31, 2006, 2005 and 2004, the Company generated approximately 95%, 87% and 94%, respectively, of its revenues from two customers. Total accounts receivable from these two customers as of December 31, 2006 and 2005 amounted to approximately 98% and 88%, respectively.

Segmentation of Financial Results

The Company’s primary operating decision makers evaluate the Company’s financial performance using consolidated financial information. Accordingly, the Company presents its financial results as a single segment related to the sale of its products.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 (“FIN 48”), Accounting for Income Tax Uncertainties, which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. The Interpretation prescribes a recognition threshold of more-likely-than-not and a measurement attribute on all tax positions taken or expected to be taken in a tax return in order to be recognized in the financial statements. In making this assessment, a company must determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based solely on the technical merits of the position and that the tax position will be examined by appropriate taxing authority that would have full knowledge of all relevant information. Once the recognition threshold is met, the tax position is then measured to determine the actual amount of benefit to recognize in the financial statements. In addition, the recognition threshold of more-likely-than-not must continue to be met in each reporting period to support continued recognition of the tax benefit. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004 — (Continued)

recognized in the first financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the financial reporting period in which that threshold is no longer met. The Company adopted FIN No. 48 effective January 1, 2007, and there was no impact to the Company’s financial statements.

3.	Property and Equipment

Property and equipment consisted of the following at December 31:

	2006	2005

Computer equipment and software	$1,515,557	$1,074,058
Furniture and fixtures	256,965	256,965
Leasehold improvements	214,146	121,685
Equipment	24,881	24,881

	2,011,549	1,477,589
Less — accumulated depreciation	1,271,688	947,286

	$739,861	$530,303

4.	Intangible Assets

During 2005, the Company entered into a Data License Agreement (License Agreement) with a software vendor to purchase a royalty-free, worldwide, exclusive license to use in the design, development, production, commercialization, and maintenance of the Company’s products. Under the License Agreement, the Company committed to purchase a set number of data language licenses for a total contract value of $2,600,000 (Note 6). The licenses, under the License Agreement, are recorded at cost and are amortized on a straight-line basis over the useful life beginning when the assets are placed in service. At December 31, 2006 and 2005, the licenses of $2,331,910, net of accumulated amortization of $466,382 and $0, respectively, are included in intangible assets, net, on the accompanying consolidated balance sheets.

During 2006, the Company entered into a Patent License Agreement with a not-for-profit corporation to purchase a worldwide, exclusive license. The license, under the Patent License Agreement, is recorded at cost and is amortized on a straight-line basis over a useful life of 5 years beginning when the asset is placed in service. At December 31, 2006, the license of $182,956, net of accumulated amortization of $7,968 is included in intangible assets, net, on the accompanying consolidated balance sheets.

Amortization expense for the year ended December 31, 2006 was $474,350 and is included in cost of revenues. There was no amortization expense in the years ended December 31, 2005 and 2004. The estimated aggregate amortization expense for the years ending December 31, 2007, 2008, 2009, 2010 and 2011 is $502,975, $502,975, $502,975, $502,975 and $28,616.

5.	Line of Credit

In November 2006, the Company entered into an agreement with a financial institution to provide a revolving line of credit with a borrowing base of $1,500,000 plus 80% of the Company’s accounts receivable balance billed with-in the prior 90 days, up to a total available balance of $5,000,000. Borrowings under the line of credit bear interest at the bank’s prime rate plus one-half of one percent (8.75% at December 31, 2006). As of December 31, 2006, the Company had no borrowings under this revolving line of credit. The Company has capitalized $50,000 in deferred financing fees during 2006 and will expense these fees ratably over the term of the revolving line of credit. The amortization of the deferred financing fees was $2,083 for

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004 — (Continued)

the year ended December 31, 2006 and is recorded in interest expense on the accompanying consolidated statements of operations.

The line of credit has an original term of 24 months and is subject to certain restrictive covenants. The most significant covenants relate to maintaining certain financial ratios, prohibiting change of control without the consent of the bank, requiring certain periodic reporting and limiting certain other transactions.

6.	License Obligation

The Company financed the purchase of the Data License Agreement (Note 4) over a five year period. At December 31, 2006 and 2005, the present value of the related liability, plus accrued interest, is $1,770,718 and $1,655,910, net of payments of $676,000 made in 2005. The liability is recorded as a license obligation on the accompanying balance sheets based on the minimum purchase commitments over the term of the commitment utilizing an interest rate of 7.25%.

Maturities of the data license agreement for the years ending December 31 are as follows:

2007	$918,750
2008	555,000
2009	361,000
2010	89,250

1,924,000
Less — amount representing interest	153,282

Present value of future payments	1,770,718
Less — current portion of data license obligation	894,043

Data license obligation, net of current portion	$876,675

The Company is required to make payments on the purchase of the patent licenses throughout 2007. The obligation, plus accrued interest, is recorded in accounts payable on the accompanying consolidated balance sheets utilizing an interest rate of 8.25% at December 31, 2006.

7.	Capital Lease Obligations

In 2006, the Company entered into a noncancelable capital lease agreement for computer equipment. The lease will expire on July 2008. The terms of the lease call for 24 monthly interest free installments. Interest has been recorded using the effective interest method at 8%. The Company recorded the property and equipment at $51,665. Depreciation expense relating to the Company’s assets under capital lease was $6,457 for the year ending December 31, 2006. There were no capital leases at December 31, 2005.

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004 — (Continued)

Future minimum payments required under the lease obligation for the years ending December 31 are as follows:

2007	$25,505
2008	15,728

41,233
Less — amount representing interest	2,655

Present value of future minimum payments	38,578
Less — current portion of obligation under capital lease	23,259

Long-term portion of obligation under capital lease	$15,319

8.	Commitments and Contingencies

Leases

The Company leases certain offices and development facilities and an automobile under noncancelable operating leases that expire over the next three years. Total rental expense for operating leases approximated $326,753, $300,268 and $298,720 for the years ended December 31, 2006, 2005 and 2004, respectively.

The Company’s lease agreement at the Woburn location requires future increases in the minimum base rent. Rent expense under this arrangement is recognized on the straight-line basis over the term of the lease. The difference between rent expense recognized on the straight-line basis and cash paid is included in accrued expenses and other current liabilities on the accompanying consolidated balance sheets.

Minimum lease payments through the cancellation date of the respective leases are as follows at December 31:

2007	$330,500
2008	280,215
2009	137,037

$747,752

Litigation

Since 2004, the Company and Nuance have been engaged with each other in litigation regarding various patent and trade secret matters. The Company does not believe this litigation and other various legal matters which have arisen in the ordinary course of business will be resolved in a manner that will have a material adverse effect on the financial condition, results of operations or cash flows of the Company. The Company believes these litigation matters are without merit and intends to defend these matters vigorously.

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004 — (Continued)

9.	Income Taxes

The benefit (provision) for income taxes for the Company for the years ended December 31, 2006, 2005 and 2004 is summarized as follows:

	2006	2005	2004

Current:
Federal	$(192,000)	$—	$—
State	—	—	—
Foreign	(22,409)	(11,548)	—

	(214,409)	(11,548)	—

Deferred:
Federal	342,000	2,739,000	—
State	60,000	483,000	—
Foreign	—	—	—

	402,000	3,222,000	—

	$187,591	$3,210,452	$—

The effective combined domestic and foreign income tax rate of approximately 3%, (104)%, 0% in 2006, 2005, and 2004, respectively, differed from the federal statutory rate of 34% primarily because of changes in the valuation allowance and the alternative minimum tax liability recorded in 2006.

Temporary differences that give rise to significant deferred tax assets at December 31, 2006 and 2005 are as follows:

	2006	2005

Deferred tax assets:
Net operating loss carryforwards	$5,150,000	$9,182,000
Deferred revenue	1,560,000	702,000
Tax credits	773,000	773,000
Other	251,000	48,000

	7,734,000	10,705,000
Deferred tax asset valuation allowance	(4,110,000)	(7,483,000)

	$3,624,000	$3,222,000

SFAS No. 109 requires a valuation allowance to be recorded if, based on the weight of the available evidence, it is more likely than not that some portion or all of the deferred tax asset may not be realized. During 2006 and 2005, the Company’s valuation allowance decreased by approximately $3,373,000 and $2,020,000, respectively, based on its consideration of forecasted profitable operations.

At December 31, 2006, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $13,000,000, and research and development federal tax credit carryforwards of approximately $773,000 available to reduce federal and state taxable income. These carryforwards expire through 2025.

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004 — (Continued)

Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership may result in a limitation on the amount of net operating loss carryforwards, which can be used in future years.

10.	Stockholders’ Deficit

At December 31, 2006, the Company is authorized to issue 128,000,000 and 80,084,844 shares of common stock and preferred stock, $.001 par value, respectively. The preferred stock consists of 5,600,000 shares designated as Series A Convertible Preferred Stock (Series A Preferred Stock), 1,820,000 shares designated as Series B Convertible Preferred Stock (Series B Preferred Stock), 6,383,294 shares designated as Series C Redeemable Convertible Preferred Stock (Series C Preferred Stock), and 66,281,550 shares designated as Series D Redeemable Convertible Preferred Stock (Series D Preferred Stock).

As of December 31, 2006, the Company has reserved for issuance the following shares of common stock for the exercise of stock options and the conversion of preferred stock:

Stock options	24,727,315
Convertible preferred stock	80,084,844

104,812,159

11.	Preferred Stock

Preferred Stock

The rights and preferences of the preferred stock are as follows:

Voting

The holders of all series of Preferred Stock shall vote together with all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company. Each share of Preferred Stock shall entitle the holder to such number of votes equal to the number of shares of Voting Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible.

Dividends

The holders of the Series C Preferred Stock and Series D Preferred Stock (Senior Preferred Stock) shall be entitled to receive cumulative dividends equal to $0.1053 per annum per share for Series C Preferred Stock and equal to $0.0182664 per annum per share for Series D Preferred Stock. The dividends will accrue daily in arrears whether or not such dividends are declared by the Board of Directors. At December 31, 2006, 2005 and 2004, cumulative unpaid dividends for Series C Preferred Stock totaled $4,439,944, $3,767,783 and $3,095,622, respectively, and cumulative unpaid dividends for Series D Preferred Stock totaled $4,503,807, $3,293,082 and $2,082,357 respectively.

The holders of the Series A Preferred Stock and Series B Preferred Stock (Junior Preferred Stock) shall be entitled to receive dividends, if and when, as declared by the Board of Directors, out of funds legally available for that purpose after the payment of all accrued and unpaid dividends to the holder of each share of Senior Preferred Stock.

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004 — (Continued)

Liquidation

In the event of any liquidation, dissolution or winding-up of the Company, the Series A, Series B, and Series C Preferred Stockholders shall receive a per share amount equal to the original issue price of the respective Series and dividends and the Series D Preferred Stockholders shall receive a per share amount equal to two times the Series D Preferred Stock original issue price, plus all declared and unpaid dividends.

Conversion

Each share of Preferred Stock, at the option of the holder, is convertible into fully paid and nonaccessable shares of voting common stock initially on a share-for-share basis. The Junior Preferred Stockholders are entitled to payment of any declared and unpaid dividends. The Senior Preferred Stockholders have the right to convert any accrued but unpaid dividends on the Senior Preferred Stock into the number shares of voting common stock based on a predetermined ratio, as defined in the Preferred Stock Agreement.

All series of Preferred Stock automatically converts to common stock upon the closing of an initial public offering at a share price not less than $2.50 per share and with net proceeds of at least $50,000,000.

Redemption

At any time on or after September 30, 2007, a Senior Majority Interest, as defined, may elect to have redeemed up to one-third of the originally issued and outstanding shares of Series C Preferred Stock and Series D Preferred Stock held by each holder at such time.

At any time on or after September 30, 2008, a Senior Majority Interest may elect to have redeemed up to that percentage of outstanding shares of Series C Preferred Stock and Series D Preferred Stock that would, when combined with any prior redemptions, result in the redemption by the Company of up to two-thirds of each of the originally issued and outstanding shares of Series C Preferred Stock and Series D Preferred Stock held by each holder of Senior Preferred Stock at such time.

At any time on or after September 30, 2009, a Senior Majority Interest may elect to have redeemed up to that percentage of outstanding shares of Series C Preferred Stock and Series D Preferred Stock that would, when combined with any prior redemptions, result in the redemption by the Company of up to one hundred percent (100%) of the originally issued and outstanding shares of Series C Preferred Stock and Series D Preferred Stock held by each holder thereof at such time.

The price for each share of Senior Preferred Stock redeemed shall be the greater of (i) an amount equal to the Series C Preferred Stock or Series D Preferred Stock Original Issue Price plus all accrued but unpaid dividends or (ii) the Fair Market Value of such shares of Senior Preferred Stock. The aggregate Redemption Prices shall be payable in cash in immediately available funds to the holders of the Senior Preferred Stock on the applicable redemption date.

The Series C and Series D Preferred Stock are not considered mandatorily redeemable as defined by SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. Due to the fact that the redemption is in the control of the stockholders, the Series C and D Preferred Stock have been classified in the mezzanine section of the consolidated balance sheets.

12.	Stock Option Plan

In 1998, the Company adopted the 1998 Stock Plan (the Plan) under which shares of the Company’s common stock were reserved for issuance to employees, directors and consultants. Stock based awards granted under the Plan may be incentive stock options or nonstatutory stock options. Incentive stock options may only be granted to employees. Under the terms of the Plan, the Board of Directors shall specify the exercise price

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004 — (Continued)

and vesting period of each stock option on the grant date, and certain options are exercisable upon the occurrence of a future event. The Plan authorizes the issuance of up to 24,727,315 shares of common stock. Typical vesting of the options is four years; 25% on the anniversary of the Effective Date and the remaining 75% of the shares at the rate of 1/12 per quarter over the next twelve quarters. The options generally expire at the earlier of ninety days from the end of employment or ten years from the date of grant.

At December 31, 2006, 2,932,368 shares were available for grant under the Plan. The following table summarizes the activity under the Plan:

		Weighted
		Average
	Number of	Exercise
	Options	Price

Outstanding, December 31, 2003	16,332,100	$0.12
Issued	3,566,958	0.09
Exercised	(537,439)	0.07
Forfeited	(737,659)	0.16

Outstanding, December 31, 2004	18,623,960	$0.12
Issued	2,938,000	0.09
Exercised	(83,030)	0.09
Forfeited	(333,736)	0.09

Outstanding, December 31, 2005	21,145,194	$0.11
Issued	770,000	0.10
Exercised	(657,975)	0.08
Forfeited	(1,231,066)	0.09

Outstanding, December 31, 2006	20,026,153	$0.12

Options exercisable at December 31, 2006	16,810,847	$0.12

Options exercisable at December 31, 2005	12,071,613	$0.13

Options exercisable at December 31, 2004	7,857,354	$0.15

The total intrinsic value of options exercised during the years ended December 31, 2006, 2005 and 2004 was $451,402, $0 and $10,050, respectively.

The following table summarizes information about stock options that are vested or expected to vest at December 31, 2006. The number of options outstanding is based on the unvested options outstanding at December 31, 2006, adjusted for the estimated forfeiture rate of 10%.

	Outstanding Options
		Weighted-
		Average	Weighted-
		Remaining	Average
Exercise	Number	Contractual	Exercise
Prices	Outstanding	Life	Price

$0.04	1,590,000	3.04 years	$0.04
$0.09-$0.11	16,532,621	7.28 years	$0.09
$0.33	733,632	3.80 years	$0.33
$0.42-$0.45	1,169,900	4.77 years	$0.44

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004 — (Continued)

	Exercisable Options
		Weighted-
		Average	Weighted-
		Remaining	Average
Exercise	Number	Contractual	Exercise
Prices	Outstanding	Life	Price

$0.04	1,590,000	3.04 years	$0.04
$0.09-$0.11	13,317,315	7.10 years	$0.09
$0.33	733,632	3.80 years	$0.33
$0.42-$0.45	1,169,900	4.77 years	$0.44

Cash received from option exercise under all share-based payment arrangements for the years ended December 31, 2006, 2005 and 2004 was $54,064, $7,473 and $38,320 respectively. No actual tax benefit was realized from option exercises during these periods. The aggregate intrinsic value of all options outstanding as of December 31, 2006 was $17,512,147. The aggregate intrinsic value of all exercisable options as of December 31, 2006 was $14,625,872.

Stock Options Issued for Services

The Company issues options to consultants to purchase shares of common stock. The shares vest over periods ranging up to four years. In accordance with SFAS No. 123(R) and EITF No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Connection with Selling Goods or Services, the Company calculates compensation expense using the Black-Scholes option pricing model and is recording the expense over the vesting period. The compensation charge for the years ended December 31, 2006, 2005 and 2004 was $77,857, $17,342 and $48,155, respectively and is recorded in general and administrative expenses on the accompanying consolidated statements of operations.

13.	401(k) Savings Plan

The Company has established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the plan may be made at the discretion of the Board of Directors. To date there have been no contributions made to the plan by the Company.

14.	Related Party

The Company has an investor who is a partner at the law firm that provides services as primary counsel for the Company. Legal fees incurred in connection with services provided by this law firm for the years ended December 31, 2006, 2005 and 2004 were approximately $78,000, $108,000 and $182,000, respectively.

VOICE SIGNAL TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2006, 2005 and 2004 — (Continued)

15.	Foreign Operations

The Company operates and markets its services on a worldwide basis with its principal markets as follows:

	Years Ended December 31,
	2006	2005	2004

Revenue by geographic region based on location of customer:
North America	$12,096,745	$4,726,168	$1,266,874
Korea	12,488,439	6,787,337	6,159,183
Rest of world	16,244	227,421	40,723

Total revenue	$24,601,428	$11,740,926	$7,466,780

16.	Subsequent Event

During 2007, the Company amended a contract with one of its major customers. The contract amendment extends the term of the contract through December 31, 2009 and provides for additional licenses, integration support, and additional languages for the respective products. The Company received a prepayment under the amendment and will recognize the related revenue over the term of the contract.